Exhibit 10.1.1

SALE AND SERVICING

AGREEMENT

among

UPFC AUTO RECEIVABLES TRUST 2006-__,

Issuing Entity,

UPFC AUTO RECEIVABLES CORP.,

Seller,

UNITED AUTO CREDIT CORPORATION,

Servicer,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trust Collateral Agent, Custodian and Backup Servicer

and

CENTERONE FINANCIAL SERVICES LLC,

Designated Backup Subservicer

Dated as of

i

ii

SCHEDULES
Schedule A	Schedule of Receivables
Schedule B	Location of Receivables
Schedule C	Schedule of Servicer’s Representations
Schedule D	Terms and Conditions of Designated Backup Subservicer

EXHIBITS
Exhibit A	[Reserved]
Exhibit B	Form of Servicer’s Certificate
Exhibit C	[Reserved]
Exhibit D	Form of Request for Release

iii

SALE AND SERVICING AGREEMENT dated as of                             , 2006, among UPFC AUTO RECEIVABLES TRUST 2006-    , a Delaware statutory trust (the “Trust”), UPFC AUTO RECEIVABLES CORP., a California corporation (the “Seller”), UNITED AUTO CREDIT CORPORATION, a California corporation (the “Servicer”) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, in its capacity as trust collateral agent (the “Trust Collateral Agent”, in its capacity as custodian, the “Custodian” and in its capacity as backup servicer, the “Backup Servicer”) and CENTERONE FINANCIAL SERVICES LLC, a Delaware limited liability company (the “Designated Backup Subservicer”).

WHEREAS the Trust desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by United Auto Credit Corporation or acquired by United Auto Credit Corporation through motor vehicle dealers;

WHEREAS the Seller has purchased such receivables from United Auto Credit Corporation and is willing to sell such receivables to the Trust;

WHEREAS the Servicer is willing to service all such receivables;

WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables;

WHEREAS the Designated Backup Subservicer is willing to provide backup subservicing for all such receivables

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accountants’ Report” means the report of a firm of nationally recognized independent accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“Additional Funds Available” means, with respect to any Distribution Date, the sum of (i) the Spread Account Claim Amount, if any, received by the Trust Collateral Agent with respect to such Distribution Date plus (ii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Distribution Date.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, (iii) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof, (iv) Investment Earnings with respect to the Trust Accounts for the related Collection Period and (vi) excess amounts released from the Spread Account.

“Backup Servicer” means the Trust Collateral Agent in its capacity as backup servicer.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of the Servicing Fee Rate times the product of (i) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period multiplied by (ii) one twelfth.

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, the Insurance Agreement, the Sale Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City, Newport Beach, California, Wilmington, Delaware or in the city in which the corporate trust office of the Trustee under the Indenture or the Owner Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to be closed.

“CenterOne” mean CenterOne Financial Services LLC, a Delaware limited liability company.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Closing Date” means                             , 2006.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent under the Spread Account Agreement.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period and any Purchase Amounts deposited in the Collection Account with respect to such Collection Period.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the close of business on                             , 2006 and ending on the close of business on                             , 2006. With respect to each subsequent Distribution Date, “Collection Period” means the immediately preceding calendar month.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Trust and the Insurer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is 919 Market Street, Suite 700, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, (ii) with respect to the Trustee, the Trust Collateral Agent and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 60 Wall Street, 26th Floor, New York, New York 10005, Attention: Trust Securities Services/Structured Finance Services and (iii) with respect to the Custodian, the principal office at which any particular time its custodial business shall be administered, which at the time of execution of this agreement is 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody UPFC5B.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable in a manner that reduces the total principal payable by the obligor, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Custodian” means the Trust Collateral Agent in its capacity as custodian of the Receivable Files.

“Cutoff Date” means                             , 2006.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to UACC under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and UACC relating to the acquisition of Receivables from a Dealer by UACC.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to UACC.

“Deficiency Notice” shall have the meaning set forth in Section 5.5.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent or its nominee or custodian by physical delivery to the Trust Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a “custodian bank” (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent or its nominee or custodian of the purchase by the Trust Collateral Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the Trust thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trust Collateral Agent or its nominee or custodian.

“Depositor” shall mean the Seller in its capacity as Depositor under the Trust Agreement.

“Designated Backup Subservicer” mean the designated backup subservicer appointed by the Backup Servicer pursuant to Section 8.5(c), initially CenterOne.

“Determination Date” means, with respect to any Collection Period the third Business Day preceding the Distribution Date in the next calendar month and with respect to the first Distribution Date,                             , 2006.

“Distribution Date” means, with respect to each Collection Period, the 15th day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing                             , 2006.

“Draw Date” means, with respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

“Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa and having been approved by the Insurer, which approval shall not be unreasonably withheld;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer, which approval shall not be unreasonably withheld, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h) cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

“Eligible Servicer” means, UACC, Deutsche Bank Trust Company Americas, as Backup Servicer, CenterOne Financial Services, LLC, as Designated Backup Subservicer, or

another Person which at the time of its appointment as Servicer or Backup Servicer, (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts similar to the Receivables with reasonable skill and care and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the                             , 2006 Distribution Date, (ii) the Class A-2 Notes, the                             , 200     Distribution Date and (iii) the Class A-3 Notes, the                             , 20     Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Indenture” means the Indenture dated as of                             , 2006, between the Trust and Deutsche Bank Trust Company Americas, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Agreement” means the Insurance Agreement, dated as of                             , 2006, among the Insurer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Trust, the Seller, the Servicer and the Backup Servicer, as the same may be amended or supplemented from time to time.

“Insurance Agreement Event of Default” means an “Insurance Agreement Event of Default” as defined in the Insurance Agreement.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Insurer” means                                                  , or any successor thereto, as Trust of the Note Policy.

“Insurer Default” means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insurer Optional Deposit” means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of an Insured Payment (as defined in the Note Policy), to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Additional Funds Available for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

“Interest Period” means with respect to any Distribution Date (i) for the Class A-1 Notes, from and including the prior Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the current Distribution Date, and (ii) with respect to the Class A-2 Notes and the Class A-3 Notes, from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the 15th day of the month of the current Distribution Date.

“Interest Rate” means, with respect to (i) the Class A-1 Notes,             % per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes,             % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), and (iii) the Class A-3 Notes,             % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Investment Earnings” means, with respect to any date of determination and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such date.

“Trust” means UPFC Auto Receivables Trust 2006-    .

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle provided, however, that in no case shall 5% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle and which is not a Sold Receivable, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received and which is not a Sold Receivable, (iii) 5% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, and which is not a Sold Receivable or (iv) that is a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy), and, with respect to a Sold Receivable, the related Sale Amount.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Extension Rate” means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments are extended during the related Collection Period and the denominator of which is the aggregate Principal Balance of Receivables as of the immediately preceding Accounting Date.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; current Insurance Policy expiration date; and past due late charges.

“Moody’s” means Moody’s Investors Service, or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable Liquidation Proceeds net of (i) reasonable out-of-pocket expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Note Majority” means a majority by principal amount of the Noteholders.

“Note Policy” means the financial guaranty insurance policy issued by the Insurer to the Trustee, for the benefit of the Noteholders.

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

“Noteholders’ First Principal Distributable Amount” means, for any Distribution Date, an amount equal to the sum of:

(1) the greater of (i) zero and (ii) (a) the outstanding principal balance of the Notes immediately preceding such Distribution Date; less (b) the Pool Balance as of the end of the preceding calendar month; and

(2) (a) in the case of the Final Scheduled Distribution Date for a Class of Notes, the excess of the outstanding principal balance of that Class of Notes, if any, over the amounts described in clause (1), and (b) in the case of the acceleration of the Notes under the Indenture, the excess of the outstanding principal balance of all classes of the Notes then outstanding over the amount described in clause (1).

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for that Class for the immediately preceding Distribution Date, any of which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such immediately preceding Distribution Date to but excluding the related Distribution Date.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and such Class.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the related Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date).

“Noteholders’ Second Principal Distributable Amount” means for a Distribution Date, an amount equal to the lesser of:

(1) the excess, if any, of the amount of Available Funds and Additional Funds Available on the Distribution Date over the amounts payable on the Distribution Date under Section 5.7(b)(i) through (vi); and

(2) the amount necessary to reduce the principal balance of the notes to the Targeted Note Balance.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chairman of the board, the president, any executive vice president, senior vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is satisfactory in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date, which equaled $                    .

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (j) of this Agreement.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Owner Trustee, acting on behalf of the Trust, under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

“Policy Claim Amount” means, (i) with respect to each Distribution Date, the excess, if any, without duplication, of (a) the Scheduled Payments minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection Period, (x) Additional Funds Available, if any, for such Distribution Date, (y) all other funds on deposit in the Collection Account, the Note Distribution Account and the Spread Account available for payment of Scheduled Payments on the Notes on such Distribution Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Distribution Date, in each case to the extent available in accordance with the priorities set forth in Indenture and Section 5.7 of this Agreement, and (ii) with respect to any preference payment date, Preference Amounts as defined in the Insurance Agreement; provided, however, that the aggregate amount of all such Preference Amounts will be subject to the limitations in such definition; provided, further, that in no event will the aggregate amount payable by the Insurer under the Policy exceed the Maximum Insured Amount as defined in the Insurance Agreement.

“Principal Balance” means, with respect to any Receivable, as of any date of determination, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss accounted for as of such date in respect of such Receivable.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Purchased Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Purchased Receivable, if any as of the date of purchase.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2 or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Moody’s and Standard & Poor’s. If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer, the Insurer, the Trustee, the Owner Trustee and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes without regard to the Note Policy.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivables” means the contracts transferred to the Trust pursuant to this Agreement as listed on Schedule A attached hereto (which Schedule may be in the form of microfiche or a disk).

“Receivable Files” means the documents specified in Section 3.3.

“Record Date” means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Requisite Amount” has the meaning specified in the Spread Account Agreement.

“Sale Agreement” means the means the Sale Agreement between UACC, as seller and the Seller, as purchaser dated as of                             , 2006, pursuant to which the Seller acquired the Receivables, as such Agreement may be amended from time to time.

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third–party purchaser as payment for such Sold Receivable.

“Schedule of Receivables” means the schedule of all Receivables originally held as part of the Trust, which schedule is attached as Schedule A, (which Schedule may be in the form of microfiche or a disk).

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule C.

“Scheduled Payments” means, with respect to any Distribution Date, an amount equal to the sum of the Noteholders’ Interest Distributable Amount (net of interest shortfalls resulting from the application of Relief Act Shortfalls) and the Noteholders’ First Principal Distributable Amount (other than the amount specified in clause (2)(b) of the definition thereof) for the related Distribution Date; provided that Scheduled Payments will not include (x) any portion of a Noteholders’ Interest Distributable Amount or of a Noteholders’ Interest Carryover Amount due to Noteholders because the notice in proper form was not timely received by the Insurer or (y) any portion of a Noteholders’ Interest Distributable Amount due to registered owners of notes representing interest on any Noteholders’ Monthly Interest Distributable Amount.

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, as amended, or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Seller” means UPFC Auto Receivables Corp., a California corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means United Auto Credit Corporation, as the servicer of the Receivables, and each replacement Servicer pursuant to Section 9.3.

“Servicer Non-Renewal Notice” has the meaning assigned to it in Section 4.14.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(b), substantially in the form of Exhibit B.

“Servicing Fee” has the meaning specified in Section 4.8.

“Servicing Fee Rate” means 3.00% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“Sold Receivable” means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Trust, at the Servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the provisions of Section 4.3(c) hereof.

“Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

“Spread Account Agreement” means the Spread Account Agreement dated as of                             , 2006, among the Insurer, the Trust, the Trustee, the Trust Collateral Agent and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

“Spread Account Claim Amount” means with respect to any Determination Date, after taking into account the application on the related Distribution Date of the Available Funds for the related Collection Period, an amount equal to any shortfall in the payment of the full amounts described in clauses (i) through (v) of Section 5.7(b) herein.

“Spread Account Claim Date” means, with respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

“Spread Account Initial Deposit” means an amount equal to $                            .

“Standard & Poor’s” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., or its successor.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Targeted Note Balance” means, for any Distribution Date, the product of             % and the Pool Balance as of the last day of the preceding calendar month. The Insurer may, in its discretion, permit the Targeted Note Balance to increase.

“Trigger Event” has the meaning assigned thereto in the Spread Account Agreement.

“Trust” means the Issuing Entity.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning assigned thereto in Section 5.1.

“Trust Agreement” means the Trust Agreement dated as of                             , 2006, between the Seller and the Owner Trustee, as amended and restated as of                             , 2006, as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means Deutsche Bank Trust Company Americas or its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Officer” means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney (including the Servicer) with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account, the Spread Account and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UACC” means United Auto Credit Corporation, the initial servicer hereunder.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

“Underwriter’s Information” means solely the information set forth in the table following the second paragraph of text, and the third, fourth, fifth and sixth paragraphs of text under the heading “Underwriting” in the Prospectus Supplement.

SECTION 1.2. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1. Conveyance of Receivables. In consideration of the Trust’s delivery to or upon the order of the Seller on the Closing Date of the Notes and certificates and the amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trust, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Sale Agreement;

(h) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (h); and

(i) all proceeds and investments with respect to items (a) through (h).

It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held by a court of competent jurisdiction not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section for the benefit of the Noteholders and the Insurer.

SECTION 2.2. [Reserved]

SECTION 2.3. Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(a) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes and the Trust’s obligations to the Insurer. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

(b) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Trust under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Trust for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

(c) The Trust Collateral Agent shall, at such time as there are no Notes or Certificates outstanding and all sums due to (i) the Trustee pursuant to the Indenture, (ii) the Insurer pursuant to the Insurance Agreement and (iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Certificateholder.

SECTION 2.4. Repurchase of Receivables. The Seller may repurchase Receivables, effective as of the first day of each Collection Period, by giving notice of its exercise of that right to the Indenture Trustee and Owner Trustee no later than the last Business Day of the immediately preceding Collection Period. The aggregate Principal Balance of Receivables that the Seller may repurchase during any Collection Period shall not exceed 2% of the Original Pool Balance, provided, however, that Receivables repurchased pursuant to this Section 2.3 shall not include any Receivables repurchased pursuant to Section 3.4. Each repurchase of Receivables shall close on the Distribution Date in the Collection Period in which each such repurchase is effective. The repurchase price to be paid by the Seller shall equal the aggregate Principal Balance of the repurchased Receivables as of the last day of the immediately preceding Collection Period and shall be deposited into the Collection Account not later than the Business Day prior to the applicable Distribution Date. The Receivables Files for the repurchased Receivables and any Collections received by the Servicer as to those repurchased Receivables on or after the effective date of their repurchase shall be delivered to the Seller on the Distribution Date related to that repurchase.

ARTICLE III

The Receivables

SECTION 3.1. Representations and Warranties with Respect to the Receivables. UACC has made the representations and warranties set forth in Section 3.3 of the Sale Agreement, and has consented to the assignment by Seller to Trust of Seller’s rights with respect thereto. Pursuant to Section 2.1 of this Agreement, Seller has transferred to Trust all of Seller’s right, title and interest, but none of its obligations or burdens, in, to and under the Sale Agreement, including the representations and warranties of UACC therein and all of UACC’s right, title and interest, but none of its obligations or burdens, in, to and under the Sale Agreement and all of UACC’s right, title and interest, but none of its obligations or burdens, in, to and under each Dealer Agreement, including the representations and warranties of the Obligors therein, upon which Trust relies in accepting the Receivables, together with all rights of Seller with respect to any breach thereof, including the right to require UACC to purchase Receivables in accordance with the Sale Agreement.

SECTION 3.2. Repurchase Upon Breach.

(a) Seller, Servicer, Backup Servicer, the Designated Backup Subservicer or Trust Collateral Agent, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon actual knowledge of any breach or failure to be true of the representations or warranties made by UACC in Section 3.3 of the Sale Agreement, which materially and adversely affects the interests of Trust and the Noteholders in any Receivable; provided that the failure to give such notice shall not affect any obligation of UACC; and, provided, further, that the Designated Backup Subservicer, so long as it has not been appointed Servicer or subservicer, shall have no liability for a failure to give such notice. In consideration of the repurchase of a Receivable hereunder by UACC under Section 3.4 of the Sale Agreement, UACC shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Determination Date, in the manner specified in Section 5.6.

(b) With respect to all Receivables repurchased pursuant to this Section 3.2, Trust shall assign to the Seller without recourse, all of Trust’s right, title and interest in and to such Receivables and all other Trust Property, security and documents, relating solely to such Receivable.

(c) In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by UACC, UACC shall indemnify the Trust, the Trustee, the Seller, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent, Collateral Agent and the officers, directors, agents and employees thereof, the Insurer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

SECTION 3.3. Custodian Of Receivable Files.

(a) CUSTODY. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Trust, upon the execution and delivery of this Agreement, revocably appoints the Custodian, as agent, and the Custodian accepts such appointment, to act as agent on behalf of the Trustee (or if no Notes are outstanding, Trust) to maintain custody of the following documents or instruments, which are hereby constructively delivered to Trust with respect to each Receivable (with respect to each Receivable, a “Receivable File”):

(i) copies of (A) the original certificate of title, lien card or application of title, as used in the applicable jurisdiction and/or (B) if the security interest of the applicable Obligor is evidenced with respect to a Financed Vehicle under the Uniform Commercial Code of a state and the Custodian is given notice of such security interest, the UCC-1 financing statements evidencing the applicable Obligor’s security interest;

(ii) the fully executed original counterpart of the (a) installment sale contract or (b) note and the security agreement, as applicable relating to each Receivable and, in the case of promissory notes, endorsements of such notes in blank;

(iii) a copy of the credit application of the Obligor; and

(iv) such other documents that the Servicer causes to be delivered to the Custodian.

The Custodian makes no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents contained in each Receivable File or (B) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Receivable.

On the Closing Date, UACC shall deliver to the Custodian a delivery certification certifying that the Receivable Files have been delivered to the Custodian as of the Closing Date, with any exceptions as noted thereon, which certification shall be agreed to and acknowledged by the Custodian. Within fifteen (15) days following the Closing Date, the Custodian will deliver to the Trust, the Insurer and UACC a final certification of the custodian certifying that the Custodian has received all of the Receivable Files, with any exceptions as noted thereon.

(b) SAFEKEEPING. The Custodian shall hold the applicable Receivable Files as agent on behalf of Trust and maintain accurate and complete records and computer systems pertaining to each Receivable in accordance with the terms of this Agreement. In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar motor vehicle loans which are held by Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its custody files, Custodian shall maintain the Receivable Files in such a manner as shall enable the Trust, the Insurer, the Trust Collateral Agent and the Trustee to verify, if the Trust, the Insurer, the Trust Collateral Agent or Trustee so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to the Trust and the Insurer any failure on its part to hold the Receivable Files and maintain its records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables, except as it may report to the Trust in writing. Nothing herein shall be deemed to require Trust, Owner Trustee or Trustee to verify the accuracy of the record keeping of the Custodian.

(c) MAINTENANCE OF AND ACCESS TO RECORDS. Custodian shall maintain each Receivable File at the locations specified in Schedule B to this Agreement, or at such other offices of Custodian or its Affiliates within the United States (or, in the case of any successor Custodian, within the state in which its principal place of business is located) as shall be specified to the Trust by 30 days’ prior written notice. Custodian shall make available to the Trust, the Trust Collateral Agent, Trustee, Insurer and their respective agents (or, when requested in writing by the Trust or Trustee, their respective attorneys or auditors) the Receivable Files and the related records maintained by Custodian at such times as the Trust, Trustee or Insurer shall instruct for purposes of inspecting, auditing or making copies of abstracts of the same, but only upon two (2) Business Days prior notice and during the normal business hours at the respective offices of Custodian.

(d) RELEASE OF DOCUMENTS. Upon written instructions from Servicer (or, if no Notes are then Outstanding, the Trust), and receipt from the Servicer of a request for release (substantially in the form of Exhibit D), Custodian shall release any document in the Receivable Files to Servicer or the Trust or its respective agent or designee, as the case may be, at such place or places as Servicer or the Trust may designate, as soon thereafter as is practicable and at the cost of the Trust. Any document so released shall be handled by Servicer or the Trust with due care and returned to Custodian for safekeeping as soon as Servicer or the Trust or its respective agent or designee, as the case may be, shall have no further need therefor.

Upon becoming aware of the payment in full of any Receivable, the Servicer shall promptly notify the Custodian, in writing, that such Receivable has been paid in full and upon such written notice from the Servicer, Custodian shall release the related Receivable File to the Servicer or the Trust or its respective agent or designee, as the case may be, at such place or places as the Servicer or the Trust may designate, as soon thereafter as is practicable. Upon such release of the Receivable File, the Custodian shall have no further responsibility with regard to such Receivable File.

(e) TITLE TO RECEIVABLES. Custodian agrees that, in respect of any Receivable File held by Custodian hereunder, Custodian shall not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely as Trust Collateral Agent for the purpose of collecting or enforcing the Receivable for the benefit of Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in Trust.

(f) INSTRUCTIONS; AUTHORITY TO ACT. Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Trust Collateral Agent or the Trust, as applicable. A certified copy of excerpts of certain resolutions of the Board of Directors of the Trust Collateral Agent shall constitute conclusive evidence of the authority of any such Trust Officer to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by the Trust or the Trust Collateral Agent, as applicable.

(g) CUSTODIAN’S INDEMNIFICATION. In the event that the Custodian fails to produce an original note or installment contract that was in its possession pursuant to Section 3.3 within five (5) Business Days after required or requested by the Trustee or Trust under Section 3.3(e), and provided that (i) the Custodian previously notified the Trust that it was in possession of such document; (ii) such document is not outstanding pursuant to a request for release of documents under Section 3.3(e); and (iii) such document was held by the Custodian on behalf of the Trust (a “Custodian Delivery Failure”), then the Custodian shall indemnify the Trust, Insurer and Trustee in accordance with the succeeding sentence of this Section 3.3(g). The Custodian shall indemnify and hold harmless Trust, Insurer and Trustee (individually and in its capacity as such), and each of their respective officers, directors, employees and agents from and against any and all direct liabilities, obligations, losses, payments, costs or expenses (including reasonable legal fees and expenses, if any) of any kind whatsoever that may be imposed on, incurred or asserted against Trust, Trustee, Insurer or the Holders as the result of such Custodian Delivery Failure. Indemnification under this Subsection (g) shall survive termination of this Agreement and the resignation or removal of the Trustee, as the case may be.

If Custodian shall have made any indemnity payments to Trustee or Insurer pursuant to this Section and Trustee or Insurer thereafter shall collect any of such amounts from Persons other than Custodian, Trust, Trustee or Insurer, as the case may be, shall, as soon as practicable following such receipt thereof, repay such amounts to Custodian, without interest.

(h) EFFECTIVE PERIOD AND TERMINATION. Trust Collateral Agent’s appointment as Custodian shall become effective as of the date of delivery of the Receivable Files (which shall be a date on or before the Closing Date) and shall continue in full force and effect until terminated pursuant to this Subsection (h). If Backup Servicer shall resign as Backup Servicer in accordance with Section 8.6, the Custodian hereunder may be terminated by the Insurer (so long as an Insurer Default has not occurred and is continuing), the Owner Trustee, Trustee or by the Holders of Notes evidencing greater than 25% of the aggregate outstanding principal amount of the Notes (or, if no Notes are then Outstanding, the Holders of Certificates representing greater than 50% of the outstanding percentage interest of the Certificates), upon the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing) in each case in the same manner as the Trust, Trustee or such Holders may terminate the rights and obligations of Backup Servicer under Section 9.1. The Trustee, or, if no Notes are then outstanding, the Owner Trustee at the direction of Holders of Certificates evidencing greater than 50% of the outstanding principal interest of the Certificates, may terminate Trust Collateral Agent’s appointment as Custodian hereunder at any time with cause. As soon as practicable after any termination of such appointment, Trust Collateral Agent shall deliver, or cause to be delivered, the Receivable Files to Trustee or Owner Trustee, as applicable, or its respective agent or designee at such place or places as Trustee or Owner Trustee, as applicable, may reasonably designate. Notwithstanding any termination of Trust Collateral Agent as Custodian hereunder, from and after the date of such termination, and for so long as Trust Collateral Agent is acting as such pursuant to this Agreement, Trustee shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Trust Collateral Agent, at such times as Trust Collateral Agent shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

In addition, the obligations of the Custodian under this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Receivable, and the final remittance of all funds due the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture. In such event, all documents remaining in the Receivable Files shall be released in accordance with the written instructions of the Trustee or the Trust, as applicable.

(i) DELEGATION. Custodian may, at any time without notice or consent, delegate any or all of its duties under this Agreement to any Affiliate which is legally qualified and has the capacity to perform such delegated duties hereunder; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Trust, Insurer and the Holders for its duties hereunder as if Custodian alone were performing such duties.

(j) LEVEL 2 TRIGGER EVENT. Upon the occurrence of a Level 2 Trigger Event (as defined in the Spread Account Agreement), the Servicer shall within 30 days transfer custody of the original certificates of title to the Custodian. The Custodian shall confirm receipt of each original certificate of title (for up to 25,000 Receivable Files) in writing to the Trust Collateral Agent and the Insurer within fifteen (15) Business Days of receiving each certificate of title; provided, however, that the Custodian will have an additional five (5) Business Days to confirm receipt for each additional 5,000 Receivable Files transferred in excess of 25,000 Receivable Files. On and after such transfer, the original certificates of title will constitute part of the Receivable File, and will be held by the Custodian in the manner described hereunder.

SECTION 3.4. Rights and Duties of the Custodian.

(a) The Custodian shall have no duties or responsibilities with respect to the contents of the Receivables Files except as specifically set forth herein.

(b) The Custodian shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith.

(c) The Custodian may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order resolution or other writing hereunder which it reasonably believes to be authentic without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof of the capacity, identity or authority of any party purporting to sign or deliver such document.

(d) This Agreement expressly sets forth all the duties and obligations of the Custodian with respect to any and all matters pertinent thereto. No implied duties or obligations of the Custodian shall be read into this Agreement.

(e) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f) In order to comply with its duties under the U.S.A. Patriot Act, the Custodian shall obtain and verify certain information and documentation from the other parties (except for Deutsche Bank Trust Company Americas) hereto, including, but not limited to, such parties’ names, addresses and other identifying information.

(g) [Item 1122(b) of Regulation AB compliance]

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1. Duties of the Servicer and the Designated Backup Subservicer

(a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as UACC is the Servicer, it shall substantially comply with the policies and procedures generally used to service motor vehicle loans. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

The Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of monthly principal and interest received after the Cut-Off Date by it on or in respect of the Receivables together with the proceeds of all Prepayments and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds.

In addition, annually, the Servicer will engage an accounting firm, acceptable to the Insurer, to complete an operational audit of 12 branches over any consecutive 12 month period. The results of such audit will be delivered to the Insurer. In addition, annually, the Servicer, upon request, will provide to the Backup Servicer and the Designated Backup Subservicer a list of the addresses of all active branch offices.

The Servicer, or if UACC is no longer the Servicer, UACC at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicer’s customary practices.

The Servicer is hereby authorized, but not required, to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(b) The duties of the Designated Backup Subservicer are described in Schedule D hereto.

SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Trust to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) change on one or more occasions the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days in total after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal, in accordance with its customary procedures or (B) may direct the Trust to sell the Receivables pursuant to Section 4.3 hereof if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

(c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) hereof, in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

(i) The aggregate period of all extensions on a Receivable shall not exceed eight months;

(ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

(iii) The average Monthly Extension Rate for (A) any three consecutive calendar months, other than the months of December, January and February, shall not exceed 3.0% and (B) for the calendar months of December, January and February, shall not exceed 3.5%; and

(iv) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing).

With respect to clause (iii) of this Section 4.2(c), in the event the average of the Monthly Extension Rates calculated with respect to (A) three consecutive calendar months, other than the months of December, January and February, exceeds 3.0% and (B) for the calendar months of December, January and February, exceeds 3.5% (in each case, which information shall be set forth in the related Servicer’s Certificate), the Servicer shall, on the third such Accounting Date, purchase from the Trust the Receivables with respect to which payment had been extended (starting with the Receivables most recently so extended) in an aggregate Principal Balance equal to the product of (i) the difference between such average of Monthly Extension Rates and 3.0% and (ii) the Aggregate Principal Balance, and pay the related Purchase Amount on the related Determination Date; provided, however, that in the event the Backup Servicer shall be acting as Servicer hereunder, the foregoing sentence shall apply only in respect of Receivables as to which payments had been extended by such Backup Servicer.

SECTION 4.3. Realization upon Receivables.

(a) In addition to the Servicer’s ability to direct the Trust to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Trust to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, including costs to repair the Financed Vehicle, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b) If the Servicer, or if UACC is no longer the Servicer, UACC at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to UACC at the request of the Servicer, of the rights under such Dealer Agreement or Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or UACC, as appropriate, may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee, at UACC’s expense or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

(c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Trust to purchase from the Trust any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Trust to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Closing Date may be sold by the Trust pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Trust to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders or the Insurer. The Trust shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Trust for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables directly to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

(d) Upon the occurrence of a Level 2 Trigger Event, the Servicer shall, within 30 Business Days, send notice to the Obligors, provide an updated list of Obligors a list of active branch offices to the Backup Servicer or the Designated Backup and post payment instruction signage at each branch directing payments to be made to the appropriate post office box.

(e) Upon the occurrence of a Level 3 Trigger Event (as defined in the Spread Account Agreement), the Servicer shall (i) within 21 Business Days, send notice to the Obligors that payments must be mailed to the Servicer’s service provider, (ii) within 5 Business Days, send written notice to the Backup Servicer and the Designated Backup Servicer of the occurrence of such Trigger Event and request that the Designated Backup Subservicer provide the Servicer with revised payment instructions and (iii) post any payment instruction signage provided by the Backup Servicer or the Designated Backup Subservicer in plain view at each branch.

SECTION 4.4. Insurance.

(a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph (cc) of Section 3.3 to the Sale Agreement and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming UACC and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph (cc) of Section 3.3 to the Purchase Agreement (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may, but is not required to, enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may, but is not required to, maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b) [Reserved].

(c) [Reserved].

(d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust and/or the Trust Collateral Agent, at the Servicer’s expense shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and/or the Trust Collateral Agent for the benefit of the Noteholders.

(e) The Servicer will cause itself and may cause the Trust Collateral Agent to be named as named insured under all policies of Collateral Insurance.

SECTION 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the Seller’s designation as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent.

UACC hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer in connection with such action shall be reimbursed to the Servicer by the Controlling Party. The Seller hereby appoints the Servicer as its attorney-in-fact to take any and all steps required to be performed by the Seller pursuant to this Section 4.5(b) (it being understood that and agreed that the Servicer shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which the Seller has paid all expenses), including execution of certificates of title or any other documents in the name and stead of the Seller and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders and the Insurer.

(b) UACC represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule C are true and correct.

SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee, a Responsible Officer of the Backup Servicer, a Responsible Officer of the Designated Backup Subservicer or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Subsections (a), (b), (c) and (j) of Section 3.3 or in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of UACC as Servicer under this Section; provided, further, that the Designated Backup Subservicer, so long as it has not been appointed Servicer or subservicer, shall have no liability for a failure to give such notice. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or 4.6(a) which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable (including any Liquidated Receivable) (or, at UACC’s election, the first Accounting Date so following) or the related Financed Vehicle, UACC shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, UACC shall pay the related Purchase Amount. It is understood and agreed that the obligation of UACC to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against UACC for such breach available to the Insurer, the Noteholders, the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer or the Trust Collateral Agent; provided, however, that UACC shall indemnify the Trust, the Backup Servicer, the Designated Backup Subservicer, the Collateral Agent, the Custodian, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, UACC will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 0.25% of the Aggregate Principal Balance as of the 180th day after the Closing Date, in which case UACC shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 0.25% of the Aggregate

Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date. This section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent and/or the Backup Servicer and/or the Collateral Agent and/or the Custodian and/or the Designated Backup Subservicer.

SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Insurer and all other fees and expenses of the Owner Trustee, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent, the Custodian or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of UACC). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be UACC, a successor to UACC as Servicer including the Backup Servicer or the Designated Backup Subservicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9. Servicer’s Certificate. No later than 10:00 a.m. Eastern time on the 10th calendar day of each month, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Insurer and each Rating Agency a Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5 and to make the distributions required by Section 5.7(b), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Trust as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Trust, (iii) all information necessary to enable the Backup Servicer (or the Designated Backup Subservicer, as the case may be) to verify the items specified in Section 4.13(a)(iii), (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders and the Insurer required by Section 5.10, and (v) all information necessary to enable the Trust Collateral Agent to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.10. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer’s Certificate shall also contain the following information: (a) the Delinquency Ratio, Monthly Extension Rate and Cumulative Net Loss Ratio (as such terms are defined herein or in the Spread Account Agreement) for the related Collection Period; (b)

whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Insurer and the Rating Agencies, on or before February 28 of each year, beginning on February 28, 200__, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of such year, stating (i) its responsibility for assessing compliance with the servicing criteria applicable to it as set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122(d)), (ii) that it used the criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122(d)) to assess compliance with the applicable servicing criteria, (iii) its assessment of compliance with the applicable servicing criteria as of and for the immediately preceding fiscal year, including a disclosure of any material instance of noncompliance identified by the Servicer, (iv) that a registered public accounting firm has issued an attestation report on its assessment of compliance with the applicable servicing criteria as of and for the immediately preceding fiscal year; (v) that a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (vi) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Insurer, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1. The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Insurer, the Collateral Agent, the Seller and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

SECTION 4.11. Annual Independent Accountants’ Report. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Insurer and each Rating Agency, on or before February 28 of each year, beginning on February 28, 200 , with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), an attestation report (the “Accountants’ Report”) in compliance with Item 1122(b) of Regulation AB (17 CFR 229.1122(b)), addressed to the Board of Directors of the Servicer, to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer and to the Insurer, providing information as required by Item 1122(b) of Regulation AB (17 CFR 229.1122(b)), and a statement to the effect that such firm has audited the books and records of the Servicer and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) includes a report on the application of agreed upon procedures to three randomly selected Servicer’s Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer’s Certificates were found.

In the event such independent public accountants require the Trust Collateral Agent, Trustee, the Servicer, Backup Servicer or Designated Backup Subservicer to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.11, the Servicer shall direct the Trust Collateral Agent, Trustee, the Backup Servicer and Designated Backup Subservicer in writing to so agree; it being understood and agreed that the Trust Collateral Agent, Trustee, Backup Servicer and Designated Backup Subservicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trust Collateral Agent, Trustee, Backup Servicer and Designated Backup Subservicer have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.13. Monthly Tape.

(a) On or before the seventh calendar day, of each month, the Servicer will deliver to the Trust Collateral Agent, the Insurer, the Backup Servicer and the Designated Backup Subservicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 (the “Monthly Tape”). The Backup Servicer shall cause the Designated Backup Subservicer to use such tape or diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to (i) confirm that the Servicer’s Certificate is complete on its face or note discrepancies, (ii) confirm or note discrepancies that such tape, diskette or other electronic transmission is in readable form, (iii) calculate and confirm or note discrepancies regarding (A) the aggregate amount distributable as principal on the related Distribution Date to each Class of Notes; (B) the aggregate amount distributable as interest on the related Distribution Date to each Class of Notes; (C) any amounts distributable on the related Distribution Date which are to be paid with funds (y) withdrawn from the Spread Account, or (z) drawn under the Note Policy; (D) the outstanding principal amount of each Class of Notes after giving effect to all distributions made pursuant to clause (A), above; (E) the Note Pool Factor for each Class of Notes after giving effect to all distributions made pursuant to clause (A), above; (F) the aggregate Noteholders’ Interest Carryover Amount on such Distribution Date after giving effect to all distributions made pursuant to clause (B) above; (G) the Monthly Extension Rate; (H) the Delinquency Ratio; and (I) the Cumulative Net Loss Ratio. The Backup Servicer shall cause the Designated Backup Subservicer to provide a letter to the Controlling Party and to the Trustee that it has verified the Servicer’s Certificate in accordance with this Section and shall notify the Servicer and the Controlling Party of any discrepancies, in each case, on or before the fifth Business Day following the Distribution Date. In the event that the Designated Backup Subservicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date. In the event that the Designated Backup Subservicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the last day of the month after the month in which such Servicer’s Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer or any replacement Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

The Designated Backup Subservicer shall have no liability for the failure to perform any duty if such failure results from its failure to receive in a timely manner the Monthly Tape or any other information reasonably required by it to perform its obligations, and the Designated Backup Subservicer shall have no liability for any error or omission in the Servicer’s Certificate or any other data confirmed by it, such certificates and data being the sole responsibility of the Servicer or the other Person supplying such data.

(b) The Servicer shall deliver to the Designated Backup Subservicer the Monthly Tape on or before the seventh calendar day of each month. The Backup Servicer shall cause such Designated Backup Subservicer to load such Monthly Tapes into its computer system in the format in which they were received (it being understood that such loading shall not include boarding or other manipulation of the data) and to certify to the Trust Collateral Agent that (i) it can access and read the data and (ii) the summary totals for each category of information provided in such computer tapes conforms with the summary totals for such categories of information as reflected in the books and records of the Servicer. Other than the duties specifically set forth in this Agreement, the Designated Backup Subservicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Designated Backup Subservicer shall have no liability for any actions taken or omitted by the Servicer.

SECTION 4.14. Servicer Renewal.

The Servicer covenants and agrees to act as Servicer until the earlier of (a) the Notes and Certificates are paid in full or (b) a Servicer Termination Event occurs.

So long as the Insurer is the Controlling Party, the Insurer hereby covenants and agrees to appoint the Servicer to act as Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 2006, which term shall be subject to automatic extension for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 until the Controlling Party gives a notice to the Indenture Trustee and Trust Collateral Agent that it has elected not to continue the retention of the Servicer, effective as of the first day of the next following quarterly term (a “Servicer Non-Renewal Notice”). To be effective, a Servicer Non-Renewal Notice must be delivered not later than fifteen (15) calendar days prior to the first day of the next quarterly term. The Servicer hereby agrees that, as of the date hereof and until the effective date of any Servicer Non-Renewal Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and until the effective date of any Servicer Non-Renewal Notice timely delivered, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement.

SECTION 4.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

ARTICLE V

Trust Accounts; Distributions;

Statements to Noteholders

SECTION 5.1. Establishment of Trust Accounts.

(a) (i) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent, in trust, on behalf of the Noteholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

(ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent, in trust, on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(b) Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are required to be invested overnight. All Eligible Investments will be held to maturity.

(c) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited), pursuant to the monthly Servicer’s Certificate, on each Distribution Date by the Trust Collateral Agent in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Trust and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (d) of the definition of Eligible Investments; provided that the Trust Collateral Agent shall not be liable for any loss or absence of income resulting from such investments.

(f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and the Insurer and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii) With respect to the Trust Account Property:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trust Collateral Agent;

(C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

(D) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security.

SECTION 5.2. [Reserved]

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Insurer has not received evidence satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice in writing to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the method applicable to the Receivable.

All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(b).

SECTION 5.5. Withdrawals from Spread Account.

(a) In the event that the Servicer’s Certificate with respect to any Determination Date shall state that there is a Spread Account Claim Amount then on the Spread Account Claim Date immediately preceding the related Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, a written notice (a “Deficiency Notice”) specifying the Spread Account Claim Amount for such Distribution Date and the Spread Account Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Spread Account Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

Any Deficiency Notice shall be delivered by 10:00 am, Eastern time, on the second Business Day preceding such Distribution Date.

(b) [Reserved].

(c) The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6.

SECTION 5.6. Additional Deposits.

(a) The Servicer or the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables. On the Business Day prior to each Distribution Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

(b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

SECTION 5.7. Distributions.

(a) [Reserved].

(b) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i) from the Available Funds, to the Servicer (or, if the Designated Backup Subservicer shall be appointed successor servicer or subservicer to the Servicer, to such Person), the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period and, to any successor Servicer (or, if the Designated Backup Subservicer shall be appointed successor servicer or subservicer to the Servicer, to such Person), transition fees not to exceed $[500,000] (including boarding fees) in the aggregate;

(ii) from the Available Funds, to each of the Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian and the Owner Trustee, their respective accrued and unpaid fees and out-of-pocket expenses and any accrued and unpaid fees and out-of-pocket expenses of the Trust Collateral Agent, including the fees and expenses of its counsel (in each case, to the extent such fees or expenses have not been previously paid by the Servicer and provided that such fees and expenses shall not exceed (w) $[100,000] in the aggregate in any calendar year to the Owner Trustee, (x) $[175,000] in the aggregate in any calendar year to the Trust Collateral Agent, the Backup Servicer, the Custodian and the Trustee, collectively and (y) $[75,000] in the aggregate in any calendar year to the Designated Backup Subservicer);

(iii) from the Available Funds to the Note Distribution Account, the Noteholders’ Interest Distributable Amount;

(iv) from the Available Funds to the Note Distribution Account, the Noteholders’ First Principal Distributable Amount;

(v) from the Available Funds, to the Insurer, the Premium (as defined in the Insurance Agreement) and, so long as no Insurer Default has occurred and is continuing, to the extent of any amounts owing to the Insurer under the Insurance Agreement and not paid;

(vi) from the Available Funds, to the Spread Account, an amount, if necessary, required to increase the amount therein to the Spread Account Initial Deposit;

(vii) from the Available Funds to the Note Distribution Account, the Noteholders’ Second Principal Distributable Amount;

(viii) from Available Funds, to the Insurer, so long as an Insurer Default has occurred and is continuing, the amounts described in clause (v) above, excluding the Premium, as defined in the Insurance Agreement;

(ix) from the Available Funds, to the Spread Account, an amount, if necessary, required to increase the amount therein to the Requisite Amount;

(x) from the Available Funds, to each of the Servicer, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer and the Owner Trustee, their respective accrued and unpaid fees and expenses and any accrued and unpaid fees and expenses of the Trust Collateral Agent (in each case, to the extent such fees or expenses have not been previously paid pursuant to clauses (i) and (ii) above) and any additional fees of a successor servicer;

(xi) to the Class A-3 Notes, additional amounts as described in Section 10.1 herein; and

(xii) from Available Funds, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing, or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

(c) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available in accordance with the priorities set forth in Section 5.7(b) or as may be directed by the Insurer in writing on the Business Day prior to such Distribution Date with respect to that portion of the Additional Funds Available constituting Insurer Optional Deposits and the Trustee shall deposit in the Note Distribution Account any Insured Payments (as defined in the Note Policy) due on such Distribution Date, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in Section 5.8(a) hereof or Section 5.6 of the Indenture, as applicable.

(d) In the event that the Collection Account is not able to be held with the Trust Collateral Agent, the Servicer or the Trust Collateral Agent shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(b) and 5.7(c) on the related Distribution Date.

SECTION 5.8. Note Distribution Account.

(a) On each Distribution Date (based solely on the information contained in the Servicer’s Certificate) the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

(i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

(ii) The Noteholders’ First Principal Distributable Amount and the Noteholders’ Second Principal Distributable Amount shall be distributed as follows:

(1) to the Holders of the Class A-1 Notes with the total amount paid out on each Distribution Date until the outstanding principal amount of the Class A-1 Notes has been reduced to zero;

(2) to the Holders of the Class A-2 Notes with the total amount paid out on each Distribution Date until the outstanding principal amount of the Class A-2 Notes has been reduced to zero;

(3) to the Holders of the Class A-3 Notes, with the total amount paid out on each Distribution Date until the outstanding principal amount of the Class A-3 Notes has been reduced to zero.

(b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.10 hereof on such Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.9. [Reserved]

SECTION 5.10. Statements to Noteholders.

(a) On or prior to each Distribution Date, the Trust Collateral Agent shall provide each Noteholder of record (with a copy to the Insurer and the Rating Agencies) a copy of the Servicer’s Certificate which shall contain the following information as to the Notes to the extent applicable:

(i) the amount of such distribution allocable to principal of each Class of Notes;

(ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy;

(iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii) the Noteholders’ Interest Carryover Amount;

(viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

(ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer in such period; and

(x) the aggregate Sale Amounts for Sold Receivables, if any, that were sold by the Trust in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

(b) The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.10(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.tss.db.com/invr or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s Corporate Trust Office at (800) 735-7777. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.10(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.11. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts no later than 12:00 noon Eastern time on such Distribution Date to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

ARTICLE VI

The Note Policy

SECTION 6.1. Claims Under Note Policy.

(a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Policy Claim Amount for the related Distribution Date. If the Policy Claim Amount for such Distribution Date is greater than zero, the Trustee shall, to the extent it has received sufficient information to make such determinations, furnish to the Insurer no later than 10:00 am Eastern time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section shall be deposited by the Trustee into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

(b) Any notice delivered by the Trustee to the Insurer in the form attached as Exhibit A to the Note Policy pursuant to subsection 6.1(a) shall specify the Policy Claim Amount claimed under the Note Policy and shall constitute a “Notice of Claim” under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trustee the Policy Claim Amount properly claimed thereunder by 12:00 noon., New York time, on the later of (i) the second Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

(c) The Trustee shall (i) receive as attorney-in-fact of each Noteholder any Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Policy Claim Amounts disbursed by the Trustee or the Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer’s rights as subrogee upon the register of Noteholders. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Insured Payments (as defined in the Note Policy) in respect of the Notes.

(d) The Trustee and the Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Trustee on behalf of the Insurer into the Note Distribution Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon seven Business Day’s prior notice to the Trust Collateral Agent or the Trustee.

(e) The Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

SECTION 6.2. Preference Claims Under Note Policy.

(a) In the event that the Trustee has received a certified copy of a final, non-appealable order of the appropriate court that any payment paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trust Collateral Agent and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent or the Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trust Collateral Agent, the Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

(b) The Trust Collateral Agent or the Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any distribution made with respect to the Notes (a “Note Preference Claim”). Each Noteholder, by its purchase of Notes, the Trustee and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each Noteholder, the Trustee and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

SECTION 6.3. Surrender of Note Policy. The Trustee shall surrender the Note Policy to the Insurer for cancellation upon payment in full of the Notes.

ARTICLE VII

The Seller

SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Trust is deemed to have relied in acquiring the Receivables and on which the Trustee, Collateral Agent, Trust Collateral Agent and Backup Servicer, the Designated Backup Subservicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Receivables, and shall survive the sale of the Receivables to the Trust and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) [Reserved].

(b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

(d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(h) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(j) Chief Executive Office. The chief executive office of the Seller is at 6525 Morison Boulevard, Suite 318, Charlotte, North Carolina 28211.

SECTION 7.2. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

SECTION 7.3. Liability of UACC; Indemnities. UACC shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by UACC under this Agreement.

(a) UACC shall indemnify, defend and hold harmless the Trust, the Owner Trustee, Trustee, Seller, Backup Servicer, Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, Collateral Agent, Insurer, Custodian and Trust Collateral Agent and the officers, directors, employees and agents thereof from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but in the case of the Trust, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) UACC shall indemnify, defend and hold harmless the Trust, the Owner Trustee, Trustee, Seller, Backup Servicer, Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, Collateral Agent, Insurer, Custodian and Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) UACC’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) UACC’s or the Trust’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) UACC shall indemnify, defend and hold harmless the Owner Trustee, Trustee, Seller, Trust Collateral Agent, Collateral Agent, Custodian, Backup Servicer, Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent, Custodian, Backup Servicer and Designated Backup Subservicer, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Seller, the Custodian, the Backup Servicer, the Designated Backup Subservicer, the Collateral Agent or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If UACC shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to UACC, without interest.

SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event, shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director, officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Trust is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the sale of the Receivables to the Trust and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) [Reserved];

(b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e) Binding Obligation. This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.2. Liability of Servicer, Backup Servicer and Designated Backup Subservicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Seller, the Trust Collateral Agent, the Owner Trustee, the Custodian, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

(c) The Servicer (when the Servicer is UACC) shall indemnify, defend and hold harmless the Trust, the Trustee, the Seller, the Trust Collateral Agent, the Custodian, the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same;

The Servicer (when the Servicer is not UACC) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Custodian, the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same; and

(d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Custodian, the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities (including reasonable fees and expenses of counsel and expenses of litigation, if any) to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Custodian, the Backup Servicer, the Designated Backup Subservicer, the Collateral Agent, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(e) UACC shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Custodian, the Owner Trustee, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer, Seller or Trust of federal or state securities laws in connection with the registration or the sale of the Notes; provided, that UACC shall not indemnify the Insurer for the disclosure under the captions “The Insurer” and “The Policy” in the Prospectus Supplement; provided, further, that UACC shall not indemnify the Underwriter for the Underwriter’s Information in the Prospectus Supplement. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, the Trust Collateral Agent, the Custodian, the Backup Servicer, the Designated Backup Subservicer or the Collateral Agent.

(f) UACC shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent, the Custodian, the Backup Servicer, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, and the Collateral Agent, and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee, the Custodian, the Backup Servicer or the Trust Collateral Agent or the Designated Backup Subservicer as a result of any such entity’s willful misfeasance, bad faith or negligence.

(g) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer or the Designated Backup Subservicer, to the extent not paid by the Servicer, shall be paid solely from the Spread Account in accordance with the terms of the Spread Account Agreement.

(h) When the Trustee, the Trust Collateral Agent, the Custodian, the Collateral Agent, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

The provisions of this Section 8.2 shall survive the resignation of the Trustee, Trust Collateral Agent, Collateral Agent, Custodian, Owner Trustee, Backup Servicer and Designated Backup Subservicer and the termination of this Agreement.

SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer, Designated Backup Subservicer or Backup Servicer.

(a) UACC shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to UACC’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of UACC contained in this Agreement and shall be consented to by the Controlling Party in writing, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any corporation (i) into which UACC may be merged or consolidated, (ii) resulting from any merger or consolidation to which UACC shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of UACC, or (iv) succeeding to the business of UACC, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of UACC under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to UACC under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release UACC from any obligation. UACC shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, UACC shall not merge or consolidate with any other Person or permit any other Person to become a successor to UACC’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) UACC shall have delivered to the Owner Trustee, the Trust Collateral Agent, Trustee, Backup Servicer, the Designated Backup Subservicer and Collateral Agent, the Rating Agencies and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) UACC shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any corporation (i) into which the Backup Servicer or the Designated Backup Subservicer, as the case may be, may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer or the Designated Backup Subservicer respectively shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer or the Designated Backup Subservicer, respectively, or (iv) succeeding to the business of the Backup Servicer or the Designated Backup Subservicer, respectively, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer or the Designated Backup Subservicer, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer or the Designated Backup Subservicer, respectively, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer or the Designated Backup Subservicer from any obligation.

SECTION 8.4. Limitation on Liability of Servicer, Designated Backup Subservicer, Backup Servicer and Others.

(a) None of UACC, the Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of UACC, the Designated Backup Subservicer, the Backup Servicer, The Trust Collateral Agent, the Collateral Agent or the Custodian shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect UACC, the Designated Backup Subservicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian, and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian and the Owner Trustee, in their individual capacities. UACC, the Designated Backup Subservicer, the Backup Servicer and any director, officer, employee or agent of UACC, the Designated Backup Subservicer or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Custodian, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Seller and the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. Unless acting as Servicer hereunder, the Designated Backup Subservicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any error of the Servicer contained in any computer tape, certificate or other data or document delivered in connection with the Basic Documents, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Custodian, the Collateral Agent, the Backup Servicer, the Seller, the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, Designated Backup Subservicer, including in its capacity as successor Servicer or as subservicer to the Servicer, Trust Collateral Agent, the Collateral Agent, the Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer or the Designated Backup Subservicer acting in accordance with information prepared or supplied by a Person other than itself (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer. The Designated Backup Subservicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer (other than when CenterOne is the Servicer), the Backup Servicer, or the Controlling Party, (ii) any inaccuracy or omission in a notice, certificate or communication received by the Designated Backup Subservicer from any third party (whether or not the Designated Backup Subservicer has confirmed, verified or otherwise reviewed such data), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable or the Servicer (other than when CenterOne is the Servicer), or (v) the acts or omissions of any other Designated Backup Subservicer.

SECTION 8.5. Delegation of Duties.

(a) The Servicer, including the Designated Backup Subservicer as successor Servicer or as subservicer to the Servicer, may delegate duties under this Agreement to an Affiliate with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Trust, the Designated Backup Subservicer and the Backup Servicer. The Servicer, including the Designated Backup Subservicer as successor Servicer or as subservicer to the Servicer, also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither UACC or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer, the Trustee, the Designated Backup Subservicer and the Backup Servicer.

(b) If UACC is not the Servicer, such Servicer may delegate any of its duties and obligations hereunder to the Designated Backup Subservicer or one or more other subservicers pursuant to a sub-servicing agreement in form and substance approved by the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Trust and the Backup Servicer. Notwithstanding the foregoing, the Servicer shall be liable for the fees and expenses of its delegates (other than the fees and expenses of the Designated Backup Subservicer which are paid under Section 5.7(b)(ii)) and remain primarily liable for the performance of the duties and obligations so delegated and each of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Trust and the Backup Servicer shall have the right to look solely to the Servicer for performance.

(c) The Backup Servicer may delegate duties under this Agreement to one or more Designated Backup Subservicers with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent and the Trust. The Backup Servicer hereby appoints CenterOne as the initial Designated Backup Subservicer, CenterOne hereby accepts such appointment and each of Insurer, the Trust Collateral Agent, the Trust and the Backup Servicer hereby consents to such appointment. Each of the Backup Servicer, the Designated Backup Subservicer, the Insurer, the Trust Collateral Agent and the Trust acknowledge that in the event that the Backup Servicer becomes the Servicer hereunder, the Backup Servicer may appoint the Designated Backup Subservicer as its subservicer under this Agreement to service the Receivables and the Designated Backup Subservicer shall service the Receivables, subject to the terms, conditions and modifications contained in Schedule D, and in that event, the rights, duties, obligations and liabilities of the Designated Backup Subservicer as subservicer or Servicer under this Agreement shall be modified as provided in Schedule D. The Backup Servicer may terminate the appointment of any Designated Backup Subservicer only upon the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent and the Trust.

SECTION 8.6. Servicer, the Designated Backup Subservicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer, the Designated Backup Subservicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, the Designated Backup Subservicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer, the Designated Backup Subservicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer, the Designated Backup Subservicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a replacement Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer or the Designated Backup Subservicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or the Designated Backup Subservicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer or the Designated Backup Subservicer; provided, however, that (i) in the event a successor Backup Servicer or Designated Backup Subservicer as the case may be is not appointed within 60 days after the Backup Servicer or the Designated Backup Subservicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer or the Designated Backup Subservicer as the case may be may petition a court for its removal, and (ii) the Backup Servicer or the Designated Backup Subservicer may resign with the written consent of the Insurer; provided, however, that, with regard to clause (i) above, the Designated Backup Subservicer, acting solely in its capacity as Designated Backup Subservicer under this Agreement and prior to its being appointed subservicer or Servicer under this Agreement, may resign as Designated Backup Subservicer rather than petitioning the court for its removal.

ARTICLE IX

Default

SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer to deposit to the Collection Account any amount required to be deposited therein or to purchase any Receivable required to be purchased by it.

(b) Failure by the Servicer to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer’s Certificate by the Determination Date;

(c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or under any other Basic Documents to which it is a party, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the earlier of (x) knowledge thereof by the Servicer, or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, by any Noteholder);

(d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or United Pan Am Financial Corp. in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or United Pan Am Financial Corp. or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer or United Pan Am Financial Corp. and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

(e) The commencement by the Servicer or United Pan Am Financial Corp. of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer or United Pan Am Financial Corp. to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer or United Pan Am Financial Corp. of an assignment for the benefit of creditors or the failure by the Servicer or United Pan Am Financial Corp. generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or United Pan Am Financial Corp. in furtherance of any of the foregoing; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust, the Insurer or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

(g) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default occurs;

(h) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have delivered a Servicer Non-Renewal Notice pursuant to Section 4.14;

(i) A claim is made under the Note Policy;

(j) Any failure by the Servicer to deliver to the Trustee for distribution to Noteholders any proceeds or payment required to be so delivered that continues unremedied for a period of two Business Days (or one Business Day with respect to Purchase Amounts) after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trustee or the Insurer; or

(j) The occurrence of a Level 3 Trigger Event, as defined in the Spread Account Agreement.

SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer, which shall cause the Designated Backup Subservicer to assume the duties pursuant to Section 8.5(c), (or such other replacement Servicer appointed by the Controlling Party); provided, however, that the replacement Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the replacement Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The replacement Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the Controlling Party and the replacement Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the replacement Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the replacement Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the replacement Servicer or a replacement Servicer to service the Receivables and the Other Conveyed Property. The terminated Servicer shall grant the Trust Collateral Agent, the replacement Servicer and the Controlling Party reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6; (i) the Backup Servicer (unless the Controlling Party shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate replacement Servicer) shall be the successor in all respects to the Servicer, in its capacity as servicer under this Agreement and the Insurance Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement or the Insurance Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a replacement Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

(b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or Designated Backup Subservicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer or the Designated Backup Subservicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, the Servicer, the Seller, the Person then serving as Backup Servicer, the Designated Backup Subservicer, any Noteholders or any other Person if it does so; provided, however, that at the time of such transfer, the outstanding fees, expenses and indemnities of the current Backup Servicer and the Designated Backup Subservicer shall be paid in full. Notwithstanding the above, if the Backup Servicer or the Designated Backup Subservicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as replacement Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as replacement Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6, the Controlling Party appoints a replacement Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

(c) Any replacement Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other compensation as agreed to by the Insurer in writing. If any replacement Servicer is appointed as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such replacement Servicer may agree on reasonable additional compensation to be paid to such replacement Servicer; provided, however, it being understood and agreed that the Insurer shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. If, any replacement Servicer is appointed for any reason other than the Backup Servicer’s refusal to act as Servicer although legally able to do so, the Backup Servicer shall not be liable for any Servicing Fee, additional compensation or other amounts to be paid to such replacement Servicer in connection with its assumption and performance of the servicing duties described herein.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors. In the event that the Backup Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with Section 3.03 of the Spread Account Agreement.

SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Designated Backup Subservicer or the Backup Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Rating Agencies.

SECTION 9.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the

Servicer, the Designated Backup Subservicer or the Backup Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE X

Termination

SECTION 10.1. Optional Purchase of All Receivables.

(a) On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal and interest then due and payable on the Class A-3 Notes then outstanding, and amounts due and unpaid to the Insurer under the Insurance Agreement and amounts due to the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian, the Designated Backup Subservicer and the Owner Trustee hereunder or under the Trust Agreement. To exercise such option, the Servicer shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer (as the Controlling Party) and the Trust Collateral Agent or such amount as the Servicer, Insurer and Trust Collateral Agent may mutually agree, and shall succeed to all interests in and to the Trust.

If the Servicer does not exercise its rights with respect to the optional purchase on the first Distribution Date that the optional purchase is permitted, the Class A-3 Notes will be paid additional amounts on future Distribution Dates, equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class A-3 Notes as of such Distribution Date pursuant to clause (xi) under Section 5.7 herein. The Policy does not guarantee payment of any additional amounts that become due to the Class A-3 Notes pursuant to the immediately preceding sentence.

(b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent, the Collateral Agent, the Custodian, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Trust under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Trust under the Indenture. The Servicer shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust’s duties under the Indenture. The Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Trust.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution or shall cause the timely preparation by other appropriate Persons and it shall execute all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Trust or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Servicer.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Trust set forth in Section 5.1(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Servicer’s opinion, no less favorable to the Trust in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Trust as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Trustee and the Insurer of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of replacement Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

(E) the removal of the Trustee or the Trust Collateral Agent.

(e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Estate pursuant to Section 5.5 of the Indenture, (3) take any other action that the Trust directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person. Notwithstanding that UACC may no longer be the Servicer hereunder, UACC shall continue to perform the duties and obligations of the Servicer under this Section 11.1.

(f) The Backup Servicer, the Designated Backup Subservicer (including in its capacity as successor Servicer or subservicer) or any replacement Servicer shall not be responsible for any obligations or duties of the servicer under this Section 11.1.

SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Trust and the Insurer at any time during normal business hours.

SECTION 11.3. Additional Information to be Furnished to the Trust. The Servicer shall furnish to the Trust and the Insurer from time to time such additional information regarding the Collateral as the Trust and the Insurer shall reasonably request.

SECTION 11.4. Reporting Requirements of the Commission and Indemnification.

(a) In order to comply with any rules adopted by the Securities and Exchange Commission, notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Seller and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) promptly upon request provide to the Seller for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Seller and its counsel to be necessary to comply with any SEC Rules.

(b) The Servicer hereby agrees to indemnify and hold harmless the Seller, its respective officers and directors and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Seller, its respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Seller, its respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Seller by or on behalf of the Servicer specifically in connection with this Agreement.

(c) The Servicer (for so long as UACC is the Servicer) shall, at its expense, timely execute and cause to be prepared and filed with the Commission all periodic reports required to be filed with respect to the Trust under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Seller shall cooperate in any reasonable request made by the Servicer in connection with such filings.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer.

This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the consent of the Trustee, and, if an Insurer Default has occurred and is continuing, with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby; provided, further, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

In order to comply with any rules adopted by the Commission, this Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee and the Insurer, so long as an Insurer Default has not occurred and is occurring (which consent may not be unreasonably withheld), without the consent of any of the Noteholders, as may be necessary, in the judgment of the Seller and its counsel, pursuant to Section 11.4, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Rating Agencies. No such amendment will be permitted if, as a result, any Rating Agency would lower its publicly issued rating on any class of the Notes then outstanding.

It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee, Trust Collateral Agent, Collateral Agent, Designated Backup Subservicer and Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Designated Backup Subservicer, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trust’s, the Owner Trustee’s, the Trust Collateral Agent’s, the Designated Backup Subservicer’s, the Backup Servicer’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding anything to the contrary contained in Section 12.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Spread Account, the Specified Spread Account Requirement, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

SECTION 12.2. Protection of Title to Trust.

(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h) UACC shall deliver to the Insurer, the Backup Servicer, the Owner Trustee and the Trustee:

(1) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt

(a)	in the case of the Seller to UPFC Auto Receivables Corp., 3990 Westerly Place, Suite 200, Newort Beach, California 92660, Attention: Garland Koch;

(b)	in the case of the Servicer to United Auto Credit Corporation, 3990 Westerly Place, Suite 200, Newport Beach, California 92660, Attention: Garland Koch;

(c)	in the case of the Trust or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee;

(d)	in the case of the Trustee, the Backup Servicer, the Collateral Agent or the Trust Collateral Agent, at the Corporate Trust Office;

(e)	in the case of the Designated Backup Subservicer, CentreOne Financial Services LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: President;

(f)	in the case of the Insurer, , , , Attention: ; email: (in each case in which notice or other communication to the Insurer refers to a claim on the Note Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and shall be marked to indicate “URGENT MATERIAL ENCLOSED”);

(g)	in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and

(h)	in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Transaction Oversight Department, servicer_reports@sandp.com

Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66 2/3% of the principal amount of the outstanding Notes).

SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Insurer and the

Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Trust to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Trust in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Trust’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11. Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Servicer, Backup Servicer, Designated Backup Subservicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

(b) Notwithstanding any prior termination of this Agreement, the Servicer, Backup Servicer, Designated Backup Subservicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wells Fargo Delaware Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wells Fargo Delaware Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Trust Collateral Agent, Custodian and Backup Servicer and in no event shall Deutsche Bank Trust Company Americas, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

(c) In no event shall Deutsche Bank Trust Company Americas, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Trust, the Trust Collateral Agent, Designated Backup Subservicer and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or the Trust Agreement, the Servicer shall have no authority to act for or represent the Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Owner Trustee.

SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Trust or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.15. Benefits of Sale and Servicing Agreement. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Sale and Servicing Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Sale and Servicing Agreement so long as no Insurer Default shall have occurred and be continuing.

SECTION 12.16. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

SECTION 12.17. Additional Liability. In no event shall the Trustee, the Trust Collateral Agent, the Custodian, the Backup Servicer and the Designated Backup Subservicer, including in its capacity as successor Servicer or subservicer of the Servicer, be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee, the Trust Collateral Agent, the Custodian, the Backup Servicer and the Designated Backup Subservicer, including in its capacity as successor Servicer or subservicer of the Servicer, have been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian, the Backup Servicer and the Designated Backup Subservicer, including in its capacity as successor Servicer or subservicer of the Servicer, be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

UPFC AUTO RECEIVABLES TRUST 2006-

By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

UPFC AUTO RECEIVABLES CORP., Seller

By:
Name:
Title:

UNITED AUTO CREDIT CORPORATION, Servicer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

not in its individual capacity but solely as Trust Collateral Agent, Custodian and Backup Servicer

By:
Name:
Title:

CENTERONE FINANCIAL SERVICES LLC, Designated Backup Subservicer

By:
Name:
Title:

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

Sch-A-1

SCHEDULE B

Location of Receivables Files

_______________________________

The Receivables are located at the offices of the Custodian listed below.

1761 East St. Andrew Place

Santa Ana, California 92705

Sch-B-1

SCHEDULE C

Schedule of Servicer’s Representations

Representations and Warranties Regarding the Receivables:

1. Security Interest in Financed Vehicle. To the extent that the transfer under this Agreement is deemed to be other than a sale, this Agreement, and all filings under this Agreement, creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Trust Collateral Agent, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller. The Trust owns and has good and marketable title to the Receivables free and clear of any Lien (other than the Lien in favor of the Trust Collateral Agent), claim or encumbrance of any Person.

2. All Filings Made. The Trust has taken all steps necessary to perfect the Trust Collateral Agent’s security interest in the property securing the Receivables, provided that, if not done as of the Closing Date, the Trust will cause, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the State of Delaware under applicable law in order to perfect the security interest in the Receivables granted to the Trust Collateral Agent hereunder.

3. No Impairment. The Trust has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Security Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust Collateral Agent pursuant to this Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust Collateral Agent hereunder or that has been terminated. The Trust is not aware of any judgment or tax lien filings against it. The Receivables do not have any marks or notations indicating that they have been pledged by the Seller to any person other than the Trust.

4. Chattel Paper. The Receivables constitute tangible chattel paper within the meaning of the applicable UCC as in effect in the States of California, Florida, New York, Delaware, Nevada and Minnesota.

5. Good Title. Immediately prior to the pledge of the Receivables to the Trust Collateral Agent pursuant to this Indenture, the Trust was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement, the Trust shall have good and indefeasible title to and will be the sole

Sch-C-1

owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Trust has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

6. Possession of Original Copies. The Servicer, as custodian on behalf of the Trust, has in its possession all original copies of the contracts that constitute or evidence the Receivable.

Sch-C-2

SCHEDULE D

TERMS AND CONDITIONS OF

DESIGNATED BACKUP SUBSERVICER

In the event that the Backup Servicer shall be appointed the successor Servicer or CenterOne shall be appointed the successor Servicer or as subservicer of the Servicer, the following terms, conditions, and modifications to the Sale and Servicing Agreement shall apply; provided, that all modifications made to the Sale and Servicing Agreement on behalf of CenterOne shall apply to the Backup Servicer unless otherwise noted:

CenterOne shall submit a written transition and servicing plan to the Insurer (that is acceptable to the Insurer) by December 31, 2006. Upon the notice to CenterOne that it shall be appointed as Servicer or subservicer, CenterOne shall develop a reasonable transition plan and shall be granted a reasonable period of time, which shall not exceed 90 days, to implement such plan and assume the obligations of the Servicer and the servicing of the Receivables in accordance with its customary servicing procedures, including a reasonable period of time to hire required personnel, load and configure the necessary information onto its computer systems, establish necessary cash management procedures, locate and contact the obligors to redirect payments, and any other transition related item required or reasonably necessary to perform its obligations as Servicer or subservicer.

CenterOne shall service the Receivables in its own name from centralized locations using its own personnel and properties and shall have no liability arising from or responsibility for the personnel or properties of any other or predecessor Servicer. All powers, rights and authorities granted to the Servicer are hereby granted to CenterOne and each of its Affiliates and agents as are necessary, appropriate or convenient to perform its functions as Servicer or subservicer. If CenterOne shall be a subservicer, the Servicer shall deliver to CenterOne copies of all information delivered to or by it in its capacity as Servicer, and CenterOne’s obligations and liabilities shall be solely to the Servicer and not to any other party or Person. Any provision requiring CenterOne to use best efforts shall require only reasonable efforts with respect thereto.

The level of servicing performance provided by CenterOne is based on and subject to CenterOne maintaining an average of not greater than 375 collection accounts per dedicated full-time equivalent collection associate, together with attendant supervisory personnel ratios in accordance with CenterOne’s customary servicing policies. In the event that the Controlling Party desires to decrease the minimum average number of accounts per dedicated full-time equivalent servicing associate, the Base Servicing Fee and Supplemental Servicing Fee or other compensation to CenterOne will be adjusted by the mutual agreement of CenterOne and the Controlling Party. In the event that CenterOne is appointed Servicer or subservicer to the Servicer, its obligations under the Agreement as Designated Backup Subservicer shall terminate.

“Base Servicing Fee” means, with respect to CenterOne as Servicer or subservicer, with respect to any Collection Period, the sum of (1) the aggregate for each Receivable of the greater of (a) the Servicing Fee Rate times the Principal Balance of that Receivable as of the opening of business on the first day of such Collection Period times one twelfth and (b) $15.00 and (2) the expenses of CenterOne incurred in that Collection Period.

“Additional Base Servicing Fee” means, the excess, if any, of the Base Servicing Fee calculated using $20.00 in clause (b) of the definition thereof over the Base Servicing Fee calculated using $15.00 in clause (b) thereof. The Additional Base Servicing Fee will be paid pursuant to clause (x) of Section 5.7(b) of the Agreement.

Notwithstanding Section 4.1, CenterOne shall not be required to service the Receivables in accordance with the second sentence of Section 4.1, but rather CenterOne shall service the Receivables with reasonable care, using that degree of skill and attention that CenterOne exercises with respect to all comparable automobile receivables that it services for itself and others. CenterOne shall have no obligation to monitor the status of any Insurance Policy.

Notwithstanding Section 4.2(a) or any other provision of the Basic Documents, CenterOne shall have no responsibility or obligation with respect to any Dealer Agreement or Dealer Assignment, and shall have no obligation to enforce any provisions of those agreements.

CenterOne shall have no obligation or purchase any Receivables pursuant to Section 4.2(c) or any other provision of the Basic Documents; provided, however, that CenterOne shall indemnify the Trust in an amount equal to the outstanding principal balance of the applicable Receivable or Receivables plus accrued and unpaid interest thereon which would have otherwise been repurchased pursuant to Section 4.2(c); provided, further, that any future payments made on such Receivable or Receivables and any proceeds with respect to such Receivables, including any Liquidation Proceeds with respect to the related Financed Vehicles, shall be used to reimburse CenterOne for any such indemnities paid pursuant to this clause.

Notwithstanding Section 4.3(a) or any other provision of the Basic Documents, CenterOne shall have no obligation to pursue any Dealer to realize upon a Receivable, and the reimbursement of CenterOne’s fees and expenses incurred in repossessing, liquidating or repairing a Financed Vehicle will not be limited to the cash proceeds of such Financed Vehicle and shall be reimbursed on a monthly basis similar to other expenses of CenterOne. In the event that CenterOne shall pay any personal property taxes assessed on repossessed Financed Vehicles, it shall be entitled to reimbursement of such amount on a monthly basis similar to other expenses of CenterOne. Notwithstanding the foregoing, reimbursements under this paragraph shall be limited to Liquidation Proceeds received in the aggregate.

Section 4.3(b), (c), (d) and (e) shall not apply to CenterOne.

Annually and upon the occurrence of a Level 2 Trigger Event, the Designated Backup Subservicer shall be required to: (1) conduct a site visit at UACC’s main office and (2) refresh its data mapping of the servicing system.

Within 5 Business Days after receiving notice from the Servicer of the occurrence of a Level 3 Trigger Event, the Designated Backup Subservicer shall provide to UACC revised payment instructions.

Section 4.4(a) and (e) shall not apply to CenterOne. Notwithstanding Section 4.4(d), in the event that CenterOne shall sue to enforce or collect upon any Insurance Policy and it is held that CenterOne may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, any action taken by the Owner Trustee, the Trust Collateral Agent or any other person to enforce such Insurance Policy shall be the expense of the Trust and not the expense of CenterOne, CenterOne being entitled to reimbursement for any such expenses.

Section 4.5(b) shall not apply to CenterOne.

Section 4.6(b) shall not apply to CenterOne.

Notwithstanding Section 4.8 or any other provision of the Basic Documents, CenterOne shall be entitled to reimbursement for the expense incurred by it in connection with its activities under the Sale and Servicing Agreement, including taxes (other than taxes on its own income) and expenses incurred in connection with distributions and reports made by the Servicer as described in Exhibit A to this Schedule D. CenterOne shall not be liable for any of the fees and expenses of the Owner Trustee, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, any Independent Accountant or any other Person other than its personnel.

With respect to the annual independent accountants report pursuant to Section 4.11, the report (A) shall relate only to the Receivables and CenterOne’s servicing of those Receivables, (B) the fees and expenses related thereto shall be reimbursable expenses of CenterOne, and (C) the independence of the accountants will be with respect to only CenterOne and its affiliates, not the Seller or UACC.

Notwithstanding Section 5.1 or any other provision of the Basic Documents, CenterOne shall have no obligation or liability for failure to direct the form of investment in any account, establish any new Trust Account or notify any party if a Trust Account shall not be an Eligible Trust Account.

Section 5.7(d) shall not apply to CenterOne.

CenterOne hereby makes the representation and warranty in Section 8.1(b); provided, that such representation and warranty in Section 8.1(b) shall be limited to those licenses and approvals the failure of which to maintain would have a material adverse effect on the ability of CenterOne to perform its obligations under the Agreement, and representation and warranty contained in Section 8.1(g)(D) shall not apply to CenterOne.

CenterOne shall have no obligation or liability under Section 8.2(c).

Notwithstanding Section 8.6, in the event that (a) CenterOne is removed as Servicer or subservicer of the Servicer unless a Servicer Termination Event with respect to CenterOne has occurred and is continuing or (b) all or substantially all of the Receivables are sold by the trust in connection with an Event of Default, CenterOne shall be entitled to a termination fee, immediately payable in cash as part of the Base Servicing Fee, in an amount equal to six times the average monthly fee of CenterOne over the preceding four Collection Periods.

Notwithstanding Section 9.1, in the event that CenterOne shall be appointed the successor Servicer or subservicer of the Servicer, each of the following shall constitute a “Servicer Termination Event” with respect to CenterOne:

1.	Any failure by CenterOne to deposit to the Collection Account any amount required to be deposited therein that continues unremedied for a period of two Business Days after knowledge thereof by CenterOne or after written notice thereof shall have been given to CenterOne by the Trustee or the Insurer.

2.	Failure by CenterOne to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer’s Certificate by the Determination Date that continues unremedied for a period of two Business Days;

3.	Failure on the part of CenterOne duly to observe or perform any other covenants or agreements of CenterOne set forth in this Agreement which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the earlier of (x) knowledge thereof by CenterOne, or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to CenterOne by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, by any Noteholder);

4.	The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of CenterOne in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CenterOne or of any substantial part of its property or ordering the winding up or liquidation of the affairs of CenterOne and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

5.	The commencement by CenterOne of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by CenterOne to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CenterOne or of any substantial part of its property or the making by CenterOne of an assignment for the benefit of creditors or the failure by CenterOne generally to pay its debts as such debts become due or the taking of corporate action by CenterOne in furtherance of any of the foregoing; or

6.	Any representation, warranty or statement of CenterOne made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust, the Insurer or the Noteholders and, within 30 days after knowledge thereof by CenterOne or after written notice thereof shall have been given to CenterOne by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured in all material respects.

Article X shall not apply to CenterOne.

Section 11.4(a) shall not apply to CenterOne; provided, however, that CenterOne shall provide any information or certificates to the Seller which the Seller is required to provide to the Commission.

EXHIBIT A TO SCHEDULE D

FEE SCHEDULE OF THE

DESIGNATED BACKUP SUBSERVICER

Fees

Back-up Servicing

Set-Up Fee:		$2,500

Monthly Fee:	the greater of	2.0 bsp or
		$1,000

Successor Servicing

Boarding Fee/Expense		$5.00 per contract

Monthly Fee:	the greater of	300 bsp or
		$20.00 per contract

Monthly Servicing Fee:		$5,000

PASS THRU EXPENSES:

Pass through expenses listed include but, are not limited to the following items:

Back-up Servicing

•	Costs associated with due-diligence effort, including travel

•	Legal fees

Transition Period Servicing – (items related to the transfer of servicing from the branch offices to CenterOne’s centralized approach)

•	Travel

•	Document packaging and shipments

•	Obligor letters (welcome and good-bye) and mailing costs

Successor Servicing

•	Third party insurance or insurance tracking

•	Third-party audit fees

•	Legal fees

•	Statement and mailing costs

•	Costs related to repossession and liquidation processes (including the replevin process)

•	Costs related to the collection or preservation of active accounts (including third-party skip tracing and field calls)

•	Bankruptcy fees

•	Lockbox fees and bank charges

•	Boarding fee/expense

ASSUMPTIONS:

•	After the transition period, all administrative fees including but, not limited to late fees, NSF and Phone Pay fee income will be retained by CenterOne.

•	Monthly duties are limited to receiving a month-end file from UPFC and comparing the summarized results to the month-end servicer statement/certificate.

•	The Successor Servicing fee assumes a 375 to one collection account to collection associate ratio. Any additional presence required would need to be addressed through a different fee arrangement.

•	CenterOne also recognizes that $5 of the $20 minimum servicing fee may be paid in a later spot in waterfall.

EXHIBIT A

[RESERVED]

EXHIBIT B

SERVICER’S CERTIFICATE

EXHIBIT C

[Reserved]

EXHIBIT D

FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:	REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Receivables, we request the release of the Receivable File(s) described below.

Agreement Dated:

Series #:

Loan #:

Borrower Name(s):

Reason for Document Request:________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

PLEASE DELIVER THE RECEIVABLE FILE(S) TO ___________________________________________________________________________________
____________________________________________________________________________________________________________________________________

“We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited as provided in the Sale and Servicing Agreement.”

[Name of Servicer]
Authorized Signature

********************************************************************************************************

TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Sale and Servicing Agreement.

Enclosed	Documents:

Name
Title
Date